Exhibit 4.1

EXECUTION VERSION

AMERISTAR CASINOS, INC.

Company

CACTUS PETE’S, INC.

AMERISTAR CASINO VICKSBURG, INC.

AMERISTAR CASINO COUNCIL BLUFFS, INC.

AMERISTAR CASINO LAS VEGAS, INC.

A.C. FOOD SERVICES, INC.

AMERISTAR CASINO ST. LOUIS, INC.

AMERISTAR CASINO KANSAS CITY, INC.

AMERISTAR CASINO ST. CHARLES, INC.

AMERISTAR CASINO BLACK HAWK, INC.

AMERISTAR EAST CHICAGO HOLDINGS, LLC

AMERISTAR CASINO EAST CHICAGO, LLC
AMERISTAR CASINO SPRINGFIELD, LLC

Guarantors

7.50% SENIOR NOTES DUE 2021

SECOND SUPPLEMENTAL INDENTURE

Dated as of April 26, 2012

WILMINGTON TRUST, NATIONAL ASSOCIATION
(as successor by Merger to Wilmington Trust FSB)

Trustee

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SECOND SUPPLEMENTAL INDENTURE dated as of April 26, 2012 (this “Supplemental Indenture”), among Ameristar Casinos, Inc., a Nevada corporation (the “Company”), the Guarantors, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture dated as of April 14, 2011, as supplemented by the Supplemental Indenture dated as of February 23, 2012 (the “Indenture”), pursuant to which $800,000,000 aggregate principal amount of the Company’s 7.50% Senior Notes due 2021 are currently outstanding (the “Existing Notes”);

WHEREAS, Section 2.02 of the Indenture permits and provides for the issuance of additional notes;

WHEREAS, the Company desires and has requested that the Trustee join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of an additional $240,000,000 aggregate principal amount of 7.50% Senior Notes due 2021 (the “Additional Notes”);

WHEREAS, Section 9.01(8) of the Indenture provides that the Company may from time to time amend or supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes (as such term is defined in the Indenture) in accordance with the limitations set forth in the Indenture;

WHEREAS, the Company has provided to the Trustee an Officers’ Certificate confirming that, among other statements set forth therein, the amount of the Additional Notes is permitted to be Incurred by the Company and the Guarantors under Section 4.09(a)(2) of the Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
THE ADDITIONAL NOTES

SECTION 1.01.                    DEFINITIONS.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 1.02.                    CERTAIN INFORMATION WITH RESPECT TO THE ADDITIONAL NOTES.

(a)                                 General.  The Additional Notes shall be evidenced by one or more Global Notes substantially in the form of Note attached as Exhibit A to the Indenture; provided, however, that notwithstanding Paragraph 1 of such form of Note, the Global Notes evidencing the Additional Notes shall provide that interest will accrue from April 15, 2012 and that the first interest payment date for the Additional Notes will be October 15, 2012.  For all purposes under the Indenture, the term “Notes” shall include the Additional Notes.

(b)                                 Outstanding Notes.  As of the date hereof, immediately prior to the issuance of the Additional Notes, there are $800,000,000 aggregate principal amount of Notes outstanding.

(c)                                  Authentication and Delivery of Additional Notes. On the date hereof, $240,000,000 aggregate principal amount of Additional Notes shall be delivered to the Trustee for authentication, and the Trustee shall authenticate and deliver such Additional Notes pursuant to the terms of the Indenture.

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(d)                                 Issue Price and Date; First Interest Payment.  The Additional Notes shall be issued on April 26, 2012 at an issue price of 103% plus accrued interest from April 15, 2012, and shall accrue interest from April 15, 2012.  The aggregate amount of interest payable in respect of the Additional Notes on the first interest payment date thereof after issuance thereof is $9,000,000.

(e)                                  CUSIP.  The CUSIP numbers for the Additional Notes sold by the initial purchasers of the Additional Notes in reliance on Rule 144A and Regulation S shall be 03070Q AP6 and U02677 AF6, respectively.

(f)                                   Restricted Notes.  The Global Notes evidencing the Additional Notes shall initially bear the Private Placement Legend and shall be sold by the initial purchasers of the Additional Notes in reliance on Rule 144A or Regulation S.

ARTICLE II
MISCELLANEOUS

SECTION 2.01.                    GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 2.02.                    COUNTERPARTS.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.03.                    RATIFICATION.

The Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect and is in all respects ratified and confirmed.

SECTION 2.04.                    SEVERABILITY.

In case any one or more of the provisions in this Supplemental Indenture or in the Additional Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired hereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 2.05.                    NO RECOURSE AGAINST OTHERS.

No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of the Company or any of the Guarantors (or of any stockholder of the Company), as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 2.06.                    EFFECT OF HEADINGS

The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 2.07.                    THE TRUSTEE

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AMERISTAR CASINOS, INC.

By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

CACTUS PETE’S, INC.
AMERISTAR CASINO VICKSBURG, INC.
AMERISTAR CASINO COUNCIL BLUFFS, INC.
AMERISTAR CASINO LAS VEGAS, INC.
A.C. FOOD SERVICES, INC.
AMERISTAR CASINO ST. LOUIS, INC.
AMERISTAR CASINO KANSAS CITY, INC.
AMERISTAR CASINO ST. CHARLES, INC.
AMERISTAR CASINO BLACK HAWK, INC.
AMERISTAR EAST CHICAGO HOLDINGS, LLC
AMERISTAR CASINO EAST CHICAGO, LLC
AMERISTAR CASINO SPRINGFIELD, LLC

By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Vice President

Second Supplemental Indenture

THE TRUSTEE

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Timothy P. Mowdy
	Name:	Timothy P. Mowdy
	Title:	Vice President

Second Supplemental Indenture